UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2006 (October 28, 2006)

BROWN SHOE COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue, St. Louis, Missouri 63105 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (314) 854-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Mark E. Hood has been appointed as the Company’s Senior Vice President and Chief Financial Officer effective October 30, 2006. Mr. Hood will receive a base salary of $360,000. He will also be eligible to receive an annual cash incentive award with a target amount of 50% of his base salary, with the threshold for his annual cash incentive award to be one-half of the target amount and the maximum possible award to be two times the target amount. This annual award will be linked to the achievement of financial objectives as measured by the earnings performance of the Company as compared to targeted levels, as well as his individual objectives. For fiscal 2006, his annual cash incentive award will be pro-rated and is guaranteed at target level.

It will be recommended to the Compensation Committee of the Board of Directors that Mr. Hood receive grants of stock options, restricted stock and long-term performance shares. The recommended option grant will be for 10,000 shares, with vesting in equal installments over four years. The Company’s stock options are granted at an exercise price based on the average of the high and low sales price for the Company’s common stock on the date of grant and are exercisable over a period of ten years unless earlier terminated, such as based upon termination of employment. The recommended grant of restricted stock will be for 5,000 shares, with the restrictions to lapse four years from the date of the grant. The recommended grant of long-term performance shares will provide for a target payout of 3,750 shares based on Company performance in fiscal years 2006 through 2008. The payout is contingent upon the Company achieving certain earnings per share and compound annual sales growth rate targets. If the Company does not achieve certain performance goals, the performance shares will not be issued and if the Company exceeds those goals, the award can be as much as 200% of the targeted award opportunity. All stock-based awards will be made pursuant to the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as amended.

Mr. Hood has entered into a severance agreement providing that if he is terminated by the Company without cause prior to a change in control (as defined) or more than 24 months after a change in control, then he will be entitled to receive: a lump sum cash payment following termination equal to 200% of his base salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); a cash payment equal to his prorated targeted bonus for the year of termination; coverage under our medical/dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 6 months of medical/dental coverage; immediate vesting of his restricted stock and outstanding stock options that would have vested over the two-year period following termination; and outplacement services. If, within 24 months after a change in control, Mr. Hood’s employment is terminated without cause by the Company or, during that 24-month period, he terminates his employment within 90 days after good reason, he will be entitled to receive: a lump sum cash payment equal to 300% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); cash payment for the pro-rated targeted bonus for the year of termination; dental/medical coverage for 18 months plus a cash payment equal to the Company’s cost for an additional 18 months of medical/dental coverage; immediate vesting of all awards of restricted stock and outstanding stock options; outplacement services; and three years will be added to his credited service under our Supplemental Executive Retirement Plan (SERP). Regardless of the reason for termination, he will be required to comply with certain post-termination restrictions, including, but not limited to, not providing any executive level or consulting services to any competitor in the footwear industry or interfering with the Company’s customer relationships. In addition, if any payment to Mr. Hood would subject him to excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive an additional payment in an amount sufficient to compensate him therefore. Mr. Hood’s Severance Agreement is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.

As an employee and executive officer of the Company, Mr. Hood may receive certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, additional executive disability insurance, executive physicals, financial and tax planning services, four weeks of vacation, educational assistance and eligibility for product discounts that are available to all employees. In addition, after completing one year of service, he will be eligible to participate in the Company’s 401(k) plan (under which the Company matches 75% of the participant’s first 2% of deferred compensation and 50% of the next 4% of deferred compensation) and the Company’s qualified retirement plan (under which benefits are fully funded by the Company and vests after five years of service). Also after completing one year of service, he will be eligible to participate in the Company’s SERP. The purpose of the SERP is to supplement the benefits payable under the qualified retirement plan, which are otherwise reduced based on the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as

amended. Mr. Hood’s benefits under the SERP will be based upon the same benefit formula as is used for the qualified retirement plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officer

Andrew M. Rosen, the Company’s Executive Vice President and Chief Financial Officer, retired from his executive position effective as of October 28, 2006. Mr. Rosen continues to serve as a senior advisor to the Company pursuant to the terms of an Early Retirement Agreement.

Appointment of Principal Officer

Mark E. Hood has been appointed as Senior Vice President and Chief Financial Officer for the Company effective October 30, 2006. Mr. Hood is 54 years old and most recently served as Senior Vice President, Chief Financial Officer of Panera Bread Company from April 2003 through May 2006, and thereafter as a consultant through August 2006. Mr. Hood joined Panera Bread Company in August 2002 as Senior Vice President, Finance and Administration and served in such capacity until April 2003. Previously, Mr. Hood served as the Chief Financial and Administrative Officer of the U.S. Loyalty Corporation, a consumer loyalty services company from August 2000 until April 2002, and from June 1995 to September 1999, Mr. Hood served as an executive at Saks Fifth Avenue, a retail store operator, from June 1995 to September 1999. Mr. Hood is a certified public accountant. A description of Mr. Hood’s employment arrangements with the Company is included in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: October 30, 2006	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1(a)*	Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as Amended, incorporated by reference to Exhibit C to the registrant’s definitive proxy statement dated April 16, 2002
10.1(b)*
Amendment to Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as Amended, incorporated by reference to Exhibit B to the registrant’s definitive proxy statement dated April 15, 2005

10.2*
Form of Incentive Stock Option Award Agreement under the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as Amended, incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004

10.3*
Form of Non-Qualified Stock Option Award Agreement under the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as Amended, incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004

10.4*
Form of Restricted Stock Award Agreement under the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as Amended, incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

10.5*
Form of Performance Share Agreement under the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as Amended, incorporated by reference to Exhibit 10.5 to the registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

10.6*	Severance Agreement dated as of October 30, 2006, between the Company and Mark E. Hood.

* Denotes management contract or compensatory plan arrangements.